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REVOCABLE PROXY             FIRST CITY BANCORP, INC.                EXHIBIT 99.1
                        SPECIAL MEETING OF SHAREHOLDERS
                               FEBRUARY 29, 1996

   The undersigned hereby appoints William E. Rowland of First City Bancorp, Inc. ("First City") or any successors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the Common Stock and/or Series A Preferred Stock of First City which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting"), to be held at the City Center, 201 South Church Street, Murfreesboro, Tennessee, on Thursday, February 29, 1996, at 10:00 a.m. and at any and all adjournments thereof, as follows:

1. The approval of the Agreement and Plan of Merger (the "Agreement") by and between First City and First American Corporation ("First American") which provides for the merger of First City with and into First American (the "Merger") pursuant to which (i) shareholders of First City will receive for each share of First City's common stock, no par value (the "FCBI Common Stock"), the number of shares of common stock of First American; $5.00 par value ("FAC Common Stock"), determined by dividing $26.50 by the average closing sale price ("Average Closing Price") per share of FAC Common Stock on The Nasdaq Stock Market (as reported in The Wall Street Journal) for the twenty (20) consecutive trading days ending on and including the fifth day immediately preceding, but not including the Effective Time (the "Exchange Ratio") and cash in lieu of any fractional share; provided, that the Exchange Ratio shall not exceed 0.8440 shares of FAC Common Stock per share of FCBI Common Stock and shall not be less than 0.6355 shares of FAC Common Stock per share of FCBI Common Stock, except that if the Average Closing Price of the FAC Common Stock is greater than $41.70 per share, in such case First American may terminate the Agreement unless First City agrees (subject to additional shareholder approval) to reduce the Exchange Ratio to $26.50 divided by the Average Closing Price and under such circumstances the Exchange Ratio would be less than 0.6355, and if such Average Closing Price is less than $31.40 per share, in such case First City may terminate the Agreement unless First American agrees to increase the Exchange Ratio to $26.50 divided by the Average Closing Price and under such circumstances the Exchange Ratio would be greater than 0.8440; and (ii) each outstanding share of First City's Series A Preferred Stock, which has not been converted to FCBI Common Stock prior to the Effective Time, will be converted into the right to receive $6.00 per share, plus any accumulated but unpaid dividends accrued prior to the Merger.

                         / / FOR                              / / AGAINST                            / / ABSTAIN

2. The adjournment of the Meeting to a later date, if necessary, to solicit additional proxies in the event insufficient shares are present in person or by proxy at the Meeting to approve the Agreement, all as more fully described in the Prospectus/Proxy Statement herewith.

                         / / FOR                              / / AGAINST                            / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.





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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS
IS PRESENTED AT THE MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE
WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of First City at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from First City prior to the execution of this proxy of the Notice of Meeting and the Prospectus/Proxy Statement. The undersigned hereby revokes any and all proxies heretofore given, with respect to the undersigned's shares of FCBI Common Stock and/or Series A Preferred Stock.
                                              Dated:______________________, 1996


                                              ----------------------------------
                                                  Print Name of Shareholder

                                              ----------------------------------
                                                   Signature of Shareholder

                                              Please sign exactly as your name
                                              appears on this card. When signing
                                              as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title. If shares are held jointly,
                                              each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.